SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[X]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Under Rule
     14a-11(c) or Rule 14a-12


                                 eUNIVERSE, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                BRAD D. GREENSPAN
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________


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[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

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     4)   Date Filed:

________________________________________________________________________________

FOR IMMEDIATE RELEASE
                                               FOR FURTHER INFORMATION, CONTACT:

                                               ARTHUR B. CROZIER
                                               INNISFREE M&A INCORPORATED
                                               212-750-5833



BRAD GREENSPAN  RELEASES LETTER REGARDING  PARTICIPATION  RIGHTS EUNIVERSE (OTC:
EUNI.PK) INCUMBENT DIRECTORS APPROVED IN VANTAGEPOINT TRANSACTION


Los Angeles, CA - January 26, 2004 - Brad Greenspan released the following letter to eUniverse, Inc. (OTC: EUNI.PK) stockholders today.

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           THE EUNIVERSE ANNUAL MEETING IS NOW ONLY 3 DAYS AWAY --- ON
                              THURSDAY, JANUARY 29

           WE'VE TOLD YOU ABOUT THEIR VETO RIGHTS, NOW CONSIDER THEIR
                              PARTICIPATION RIGHTS

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YOUR  INTERESTS  AS  COMMON  STOCKHOLDERS  ARE  VERY  DIFFERENT  FROM  THOSE  OF
VANTAGEPOINT - LOOK AT THE MATH

AS YOU MAKE YOUR VOTING DECISION, CONSIDER WHAT VANTAGEPOINT WILL BE ENTITLED TO RECEIVE COMPARED TO WHAT, IF ANYTHING, WILL BE LEFT FOR THE COMMON STOCKHOLDERS IF EUNIVERSE IS SOLD OR MERGED

THEN REMEMBER THAT THE INCUMBENT DIRECTOR NOMINEES APPROVED THE VANTAGEPOINT SERIES C PREFERRED STOCK FINANCING AND CONSIDER WHO WILL PROTECT THE VALUE OF YOUR INVESTMENT IN THE FUTURE!

Mr. Greenspan opposed the terms of the Series C Preferred stock, sold at an effective price of $1.38 per share, for a number of reasons, including the highly dilutive economics as compared to the $1.85 common stock financing.

THE SERIES C PREFERRED STOCK OF EUNIVERSE IS A PARTICIPATING PREFERRED INSTRUMENT. That means that before common stockholders get anything from a reorganization, merger, change of control or consolidation of eUniverse or sale or other disposition of all or substantially all of the assets of eUniverse,

VantagePoint can elect to receive:

(i)      ALL their original Series C Preferred Stock investment back, PLUS
(ii)     the 8% cumulative dividend, PLUS
(iii) their pro-rata share of the balance, if any, on an as-converted to Common Stock basis.

IF EUNIVERSE IS SOLD OR MERGED AT ANY PRICE, VANTAGEPOINT WILL RECEIVE SUBSTANTIALLY MORE OF THE PROCEEDS THAN THEY WOULD IF THE SERIES C PREFERRED HAD NO PARTICIPATION RIGHTS, OR THEY HELD JUST COMMON STOCK.

In fact, Institutional Shareholder Services said "we would have preferred to see the company obtain a fairness opinion on the transaction". Mr. Greenspan agreed
- he asked the board to have the transaction reviewed by investment bankers, who were at the company's offices at that time. As previously stated, the incumbent board refused to seek the advice of investment bankers, and approved the transaction after half-an-hour of discussion.

These  economics  are  among  the  reasons  Mr.   Greenspan  voted  against  the
VantagePoint transaction, favored a common stock transaction at a higher per share price, and resigned from the company.

The eUniverse Board may need to consider and negotiate a merger or sale of eUniverse (that VantagePoint may choose not to veto). By doing the math, you will see that at various valuations, VantagePoint's return, even if they do not convert debt to additional Series C Preferred Stock, will be materially greater than returns available to the common stockholders. Who should you trust to participate in those negotiations - our independent, experienced nominees or the incumbent directors who agreed to these onerous provisions in the first place?

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           AN INDEPENDENT, CONFLICT-FREE BOARD IS REQUIRED TO PROTECT
                                 YOUR INTERESTS

             THE CHOICE IS CLEAR. VOTE THE BLUE PROXY CARD TODAY TO
                     PROTECT THE VALUE OF YOUR INVESTMENT!

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If you have any questions,  or need any assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free-at 1-888-750-5834.

Thank you for your support,


/s/ Brad D. Greenspan
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Brad D. Greenspan